SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 23, 2005
Date of Report (Date of earliest event reported):
Collegiate Funding Services, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	000-50846	04-3649118

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
10304 Spotsylvania Avenue
Suite 100
Fredericksburg, Virginia 22408
(Address of principal executive offices)
(540) 374-1600
Registrant’s telephone number, including area of service
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On December 23, 2005, Collegiate Funding Services, L.L.C. (“CFS”), a wholly owned subsidiary of Collegiate Funding Services, Inc. (“CFSI”), received from The Student Loan Corporation (“SLC”), an affiliate of Citibank, N.A. (“Citibank”), a letter notifying CFS that SLC and Citibank are terminating the Consolidation Loan Origination Responsibility Agreement among Citibank, as Trustee for SLC, SLC, CFS and CFS-SunTech Servicing LLC, dated as of July 1, 2005 (the “Loan Origination Agreement”). The Loan Origination Agreement will terminate April 22, 2006, which is 120 days after receipt of the letter. Under the Loan Origination Agreement, SLC is obligated to purchase, and CFS is obligated to sell consolidation loan applications originated by CFS under the Federal Family Education Loan Program. The Loan Origination Agreement may be terminated by either party upon 120 days prior written notice.

Signature
Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLLEGIATE FUNDING SERVICES, INC. (Registrant)

Date: December 30, 2005	By:		/s/ Charles L. Terribile

		Name: Title:	Charles L. Terribile Executive Vice President, Secretary and General Counsel

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